EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-75798) and Form S-8 (Nos. 333-115183 and 333-49012) of Endwave Corporation of our reports dated March 13, 2007 relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.
/s/ Burr, Pilger, & Mayer LLP
San Jose, California
March 13, 2007